Exhibit 4.4


                           LEGAL CONSULTING AGREEMENT

         This Agreement is made and entered into as of the 19th day of January, 2001 by and between JOHN B. LOWY, ESQ. ("JBL"), with principal offices at 645 Fifth Avenue, New York, NY 10022, and BIORELEASE CORP., a Delaware corporation (the "Company") with its principal office at 340 Granite Street, Suite 200, Manchester, NH 03102.

         WHEREAS, JBL rendered legal consulting services to the Company from January 1, 1998 through December 31, 2000; and

         WHEREAS, the parties hereto desire to memorialize JBL's services and compensate JBL therefor;

         NOW, THEREFORE, in consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. Purpose: The Company hereby recognises and agrees that JBL has rendered legal consulting advice to the Company specifically relating to corporate representation, not of a capital raising or reverse merger nature ("Legal Consulting Services").

         2. Compensation: In partial consideration for the Legal Consulting Services rendered by JBL to the Company for the aforesaid three-year period, as recognized in this Agreement, the Company hereby agrees to issue to JBL, 800,000 shares of the Company's Common Stock (the "Shares"), valued at $16,000. JBL hereby acknowledges that the aforementioned 800,000 Shares are in full payment for $16,000 of services rendered. JBL further acknowledges receipt of these 875,000 shares.

         3. Registration: The Company hereby agrees to immediately register the Shares pursuant to a Registration Statement on Form S-8.

         4. JBL is an Independent Contractor: JBL has performed the Legal Consulting Services described herein as an independent contractor and not as an employee of the Company or an affiliate thereof.

         5.       Miscellaneous:

                  (a) This Agreement between the Company and JBL constitutes the entire agreement and understanding of the parties hereto, and supersedes any and all previous agreement and understandings, whether oral or written, between the parties with respect to the matters set for herein.

                  (b) Any notice or communication permitted or required hereunder shall be in writing and shall be deemed sufficiently given if hand-delivered or sent (i) postage prepaid by registered mail, return receipt requested, or (ii) by facsimile, to the respective parties as set forth above, or to such other address as either party may notify the other in writing.

                  (c) This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors, legal representatives and assigns.

                  (d)  This   Agreement   may  be  executed  in  any  number  of
counterparts, each of which together shall constitute one and the same original document.

                  (e) No provision of this Agreement may be amended, modified or waived, except in a writing signed by all of the parties hereto.

                  (f) This Agreement shall be construed in accordance with and governed by the laws of the State of New York, without giving effect to conflict of law principles. The parties hereby agree that any dispute which may arise between them arising out of or in connection with this Agreement shall be adjudicated before a court located in New York, and they hereby submit to the exclusive jurisdiction of the courts of the State of New York located in New York, New York and of the federal courts of the State of New York located in New York, New York and of the federal courts in the Southern District of New York with respect to any action or legal proceeding commenced by any party, and irrevocably waive any objections they now or hereafter may have respecting the venue of any such action or proceeding brought in such a court or respecting the fact that such court is an inconvenient forum, relating to or arising out of this Agreement, and consent to the service of process in any such action or legal proceeding by means of registered or certified mail, return receipt requested, in care of the address set forth in the heading of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

                                                     /s/John B. Lowy
                                                     -------------------------
                                                     JOHN B. LOWY, ESQ.



                                                     BIORELEASE CORP.


                                            By:      /s/R. Bruce Reeves
                                                     -------------------------
                                                     R. Bruce Reeves, CEO

                                February 2, 2001


Biorelease Corp.
340 Granite St., Suite 200
Manchester, NH  03102-4004

Gentlemen:

         We have reviewed a Registration Statement on Form S-8 (the "Registration Statement"), to be filed with the Securities and Exchange Commission, relating to 5,800,000 shares of common stock, $.01 par value per share (the "Shares") of Biorelease Corp. (the "Company"), all of which shares have been issued pursuant to the Company's consulting agreements and plans described in the minutes filed as exhibits to the Registration Statement (collectively, the "Agreements").

         We have examined the Certificate of Incorporation, as amended, and the By-Laws of the Company and all amendments therefor, the Registration Statement and originals, or copies certified to our satisfaction, of such records of meetings written actions in lieu of meetings, or resolutions adopted at meetings, of the directors of the Company, documents and such other documents and instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.

         In examination of the foregoing documents, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.

         Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly and validly authorized for issuance under the Agreements and the Shares, when issued against payment therefor in accordance with the terms of the Agreement will be legally issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement.

                                                     Very truly yours,


JBL:ah                                               John B. Lowy, P.C.









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